Exhibit 99.4

Proxy — CoVest Bancshares, Inc.

749 Lee Street
Des Plaines, Illinois 60016-6469

The undersigned stockholder(s) of CoVest Bancshares, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Frank A. Svoboda, Jr. and James L. Roberts, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of Stockholders of the Company to be held at the [     ] at [     ], on [     ], 2003, at [     ] [     ].m. and at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” approval of the Agreement and Plan of Reorganization.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

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CoVest Bancshares, Inc.

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Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A Issues

The Board of Directors recommends a vote FOR the following resolution.

	For	Against	Abstain
1. Approval of the principal terms of the Agreement and Plan of Reorganization, dated November 1, 2002, by and between the Company and Midwest Bank Holdings, Inc. (“Midwest”), which provides for the merger of the Company with and into Midwest.

2. Any other matter which may properly come before the Meeting or any adjournment thereof in the discretion of the proxy holder.

B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)